POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, TCG Financial Series Trust II, a business trust organized under the laws of the State of FL (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Jorge Coloma and Law Office of C. Richard Ropka, LLC, his attorneys for him and in his name, place and stead, and in his capacity as a Trustee, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the Trustee has caused his name to be subscribed hereto this                          ______ day of April, 2014.

    TCG Financial Series Trust II

By: /s/

, Trustee

STATE OF

)

 ss:

COUNTY OF

)

On April ______, 2014, before me,            , a Notary Public, personally appeared                                    , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature in the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

this ______ day of April, 2014.

/s/

, Notary Public

Commission #

Notary Public

My Commission ends:

TCG FINANCIAL SERIES TRUST II

CERTIFICATE

The undersigned, Secretary of TCG Financial Series Trust II, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at a meeting held April ______, 2014, and is in full force and effect:

                  WHEREAS, TCG Financial Series Trust II, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

                  NOW, THEREFORE, the undersigned hereby constitutes and appoints Jorge Coloma and Law Office of C. Richard Ropka, LLC, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

Dated:  April ______, 2014

/s/ Law Office of C. Richard Ropka, LLC

Law Office of C. Richard Ropka, LLC, Secretary

TCG Financial Series Trust II